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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   -----------

                           PEOPLES ENERGY CORPORATION
                 (Exact name of issuer as specified in charter)

                  Illinois                       36-2642766
      (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)          Identification No.)

                             130 East Randolph Drive
                            Chicago, Illinois  60601
                    (Address of Principal Executive Offices)


                           Peoples Energy Corporation
                      Long-Term Incentive Compensation Plan
                            (Full title of the plan)


                                EMMET P. CASSIDY
                             Secretary and Treasurer
                           Peoples Energy Corporation
                             130 East Randolph Drive
                            Chicago, Illinois  60601
                            Telephone (312) 240-4288
            (Name, address and telephone number of agent for service)






                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed            Proposed
                                                                 maximum             maximum
  Title of securities to be registered       Amount to be        offering price      aggregate           Amount of
                                              registered         per unit*           offering price*     registration fee

 Common Stock Without par value.........     400,000 Shares      $27.4375            $10,975,000.00      $3,784.48
----------------------------------------------------------------------------------------------------------------------------

*For purposes of calculation of registration fee; calculation based on the average high and low prices on the New York Stock
 Exchange October 2, 1995, pursuant to Rule 457(c) and (h).

                           PEOPLES ENERGY CORPORATION
                  REGISTRATION OF AN ADDITIONAL 400,000 SHARES
                        OF COMMON STOCK WITHOUT PAR VALUE

                      LONG-TERM INCENTIVE COMPENSATION PLAN

          The Long-Term Incentive Compensation Plan (the "Plan") was adopted by the Board of Directors (the "Board") of Peoples Energy Corporation (the "Company") and approved by its shareholders effective as of January 26, 1979, and was further amended and restated effective on November 30, 1981, February 28, 1986, February 23, 1990, December 2, 1992, December 7, 1994 and February 24, 1995. Under the Plan, up to an aggregate of 1,800,000 shares of the Company's common stock without par value ("Common Stock") may be purchased under non-qualified stock options or awarded under restricted stock awards and/or up to an aggregate of 1,800,000 stock appreciation rights may be granted during the period ending October 31, 2000, to key employees of the Company and its subsidiaries. As of October 3, 1995, 665,230 shares and 748,950 stock appreciation rights are available for offering and issuance under the Plan.
The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1. The Form S-8 Registration Statement No. 33-33482 as filed on February 23, 1990.

          2. The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1994.

          3. The Quarterly Reports of the Company on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

          4. The definitive Proxy Statement of the Company dated January 3, 1995, in connection with the Annual Meeting of Shareholders held on February 24, 1995.

          All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

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Item 5.  Interests of Named Experts and Counsel

          The statements as to matters of law and legal conclusions under the following headings in the Prospectus have been reviewed by Peter Kauffman, Assistant General Counsel and an Officer of the Company, and are stated upon the authority of such counsel: "Description of Plan" (except for statements under the sub-heading of "General" regarding the application of ERISA and the description of Options as not being "statutory") and "Description of Stock".
Mr. Kauffman owns, or holds options for, shares of Common Stock of the Company having a fair market value as of the date hereof in excess of $50,000.

          The statements as to matters of law and legal conclusions made under the heading "Description of Plan" (sub-heading "General") with respect to the application of ERISA and Section 401(a) of the Code and the description of Options as not being "statutory" and under the heading "Tax Consequences" contained in the prospectus are stated upon the authority of Hopkins & Sutter, tax counsel for the Company.

          The financial statements and financial statement schedules included or incorporated by reference in the Company's Annual Report on Form 10-K and incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


Item 8.  Exhibits

          The exhibits listed below are filed herewith and made a part hereof.

          Exhibit
          Number                        Description of Document
          -------                       -----------------------

            4       Peoples Energy Corporation Long-Term Incentive Compensation
                    Plan (As amended and restated effective February 24, l995).
            5a      Opinion of Peter Kauffman, Assistant General Counsel for
                    the Company.
            5b      Opinion of Hopkins & Sutter, tax counsel for the Company.
           23a      Consent of Arthur Andersen LLP.
           23b      Consent of Peter Kauffman, Assistant General Counsel for
                    the Company, is contained in the opinion of counsel filed as
                    Exhibit 5a.
           23c      Consent of Hopkins & Sutter is contained in the opinion of counsel filed as Exhibit 5b.

Item 9.  Undertakings

  (a)The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given a copy of the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d) Pursuant to the Illinois Business Corporation Act, as amended, and the Articles of Incorporation and the By-Laws of the Company, a director, officer or employee of the Company may be entitled, under certain specified circumstances, to indemnification by the Company for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Peoples Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 4, 1995.

                           PEOPLES ENERGY CORPORATION

                           By   /s/R. E. TERRY
                              ---------------------
                                   R. E. Terry
                              Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                                     Title
    ---------                                     -----

    /s/ R. E. TERRY                    Chairman of the Board and Principal
    ---------------                    Executive Officer
        R. E. Terry

    /s/ K. S. BALASKOVITS              Vice President, Controller, and Principal
    ---------------------              Financial and Accounting  Officer
        K. S. Balaskovits

    /s/ PASTORA SAN JUAN CAFFERTY      Director
    -----------------------------
        Pastora San Juan Cafferty

    /s/ FRANKLIN A. COLE               Director
    ---------------------
        Franklin A. Cole

    /s/ J. BRUCE HASCH                 President and Director
    -------------------
        J. Bruce Hasch

    /s/ FREDERICK C. LANGENBERG        Director
    ----------------------------
        Frederick C. Langenberg

    /s/ HOMER J. LIVINGSTON, JR.       Director
    ----------------------------
        Homer J. Livingston, Jr.

    /s/ WILLIAM G. MITCHELL            Director
    -----------------------
        William G. Mitchell

    /s/ EARL L. NEAL                   Director
    -----------------
        Earl L. Neal

    /s/ MICHAEL S. REEVES              Executive Vice President
    ---------------------              and Director
        Michael S. Reeves

    /s/ RICHARD P. TOFT                Director
    --------------------
        Richard P. Toft

    /s/ ARTHUR R. VELASQUEZ            Director
    ------------------------
        Arthur R. Velasquez

                                 EXHIBITS INDEX


          The exhibits listed below are filed herewith and made a part hereof.

Exhibit                                                                Page
Number               Description of Document                          Number
-------              -----------------------                          ------

  4       Peoples Energy Corporation Long-Term Incentive
          Compensation Plan (As amended and restated effective
          February 24, 1995). . . . . . . . . . . . . . . . . . . . .

  5a      Opinion of Peter H. Kauffman, Assistant General Counsel
          for the Company . . . . . . . . . . . . . . . . . . . . . .

  5b      Opinion of Hopkins & Sutter, tax counsel for the Company. .

 23a      Consent of Arthur Andersen LLP. . . . . . . . . . . . . . .

 23b      Consent of Peter H. Kauffman, Assistant General Counsel
          for the Company, is contained in the opinion of counsel
          filed as Exhibit 5a . . . . . . . . . . . . . . . . . . . .

 23c      Consent of Hopkins & Sutter is contained in the opinion of counsel filed as Exhibit 5b . . . . . . . . . . . . . . . .